FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5555838

The Registrar of Companies for England and Wales hereby certifies that

BROOMCO (3881) LIMITED

having by special resolution changed its name, is now incorporated

under the name of

FUSION INSURANCE HOLDINGS LIMITED

Given at Companies House, Cardiff, the 13th January 2006

C05555838C

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 5555838

The Registrar of Companies for England and Wales hereby certifies that

BROOMCO (3881) LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 7th September 2005

N05555838Q

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

for the record

HC007B